As filed with the Securities and Exchange Commission on November 27, 2013

Registration No.  333- 174631

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SINO DAREN CO. LTD.

(Exact name of registrant as specified in its charter)

Nevada	7363	27-3450044
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

Suite 901, 9F

The HK Club Building

3A, Chater Road

Central

Hong Kong S.A.R.

+(852) 3125 7560

(Address, including Zip Code, and Telephone

Number, including Area Code of Registrant’s

Principal Executive Offices

InCorp Services, Inc.

2360 Corporate Circle, Suite 400

Henderson, NV 89074-7722

(Name, Address, Including Zip Code, and

Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    X .

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]
Common Stock:	1,000,000	$0.25	$250,000	$29.03 [2]
Common Stock	900,000	$0.25	$225,000	$30.69
Total	1,900,000		$475,000	$59.72

[1]

Estimated solely for purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457(o) under the Securities Act.  No exchange or over the counter market exists for our common stock.  Our offering price per share was arbitrarily determined in order for us to raise a minimum of $187,500 and a maximum of $475,000.

[2]

An aggregate registration fee of $29.03 has been previously paid in connection with the initially filed registration statement on Form S-1 (File No. 333- 174631).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [     ], 2013

Prospectus

SINO DAREN CO. LTD.

Shares of Common Stock

750,000 Minimum - 1,900,000 Maximum

In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over the Counter Bulletin Board (“OTCBB”) operated by the Financial Industry Regulatory Authority (“FINRA”).  There is no assurance that our shares will ever be quoted on the OTCBB.

We are offering a minimum of 750,000 and a maximum of 1,900,000 shares of common stock in a self-underwritten direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.25 per share.  In the event that 750,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind.  We will return your funds to you in the form of a cashier’s check sent Federal Express on the 271st day.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days.  Collected funds are deemed funds that have been paid by the drawee bank.  Before this offering, there has been no public market for our common stock.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  Because we are considered a shell company, compliance with rules and regulations applicable to shell companies may limit the market for our shares.  For example, the exemption offered by Rule 144 under the Securities Act is not available to a shell company. Therefore any purchaser of securities directly or indirectly from us or any of our affiliates in a transaction or chain of transactions not involving a public offering cannot sell those securities in open market transactions.

Please be advised, future actions by creditors in the subscription period could preclude or delay us in refunding your money.  If at least 750,000 shares are sold within 270 days, all money received will be retained by us and there will be no refund.  Funds from this offering will be placed in a separate bank account at HSBC Hong Kong.  There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate interest bearing savings account under our control where we have segregated your funds.  As a result, creditors could attach the funds.    You will not have the right to withdraw your funds during the offering.  The funds will be maintained in the separate bank account until we receive a minimum of $187,500 at which time we will disburse the funds to us and use the funds as set forth in the Use of Proceeds section of this prospectus.

There are no minimum purchase requirements.

Our common stock will be sold on our behalf by Alex P.Y. Wong, our officer and director.  Mr. Wong will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See “Risk Factors” starting at page 7.

	Offering Price	Expenses	Proceeds to Us
Per Share — Minimum	$0.25	$0.1099	$0.1401
Per Share — Maximum	$0.25	$0.0434	$0.2066
Minimum	$187,500	$82,405	$105,095
Maximum	$475,000	$82,405	$392,595

We estimate that the offering expenses will be approximately $82,405, which will be paid from the first proceeds of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [  ], 2013.

TABLE OF CONTENTS

Summary of Our Offering	5

Risk Factors	7

Use of Proceeds	14

Determination of Offering Price	15

Dilution of the Price You Pay for Your Shares	15

Plan of Distribution; Terms of the Offering	17

Management’s Discussion and Analysis of Financial Condition and Results of Operations	19

Business	21

Management	25

Executive Compensation	27

Principal Stockholders	29

Description of Securities	30

Certain Transactions	31

Experts	31

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	32

Legal Matters	33

Financial Statements	F-1

SUMMARY OF OUR OFFERING

This summary highlights important information about our company and business.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the “Risk Factors” section.  Unless the context requires otherwise, “we,” “us,” “our,” and the “Company” and similar terms refer to Sino Daren Co.  Ltd.

Our Business

We were incorporated on August 4, 2010 in Nevada and we have nominal operations.   We intend to provide a human resources (“HR”) service web portal to service corporate employers seeking applicants to work in the People’s Republic of China (“PRC”) including Hong Kong and Macau.  Our web portal will provide an HR multimedia portal service which will allow job applicants to post both text and video to our website.  We believe that our web portal, with such text and video posts, will provide one of the most economical channels for corporate employers to tap into the huge human resource market in the PRC with direct access to job applicants from universities and recent graduates.

Through our HR service web portal, we will provide recruitment and other HR related services to both corporate employers and job applicants.  The Company is in its development stage with development options and generates no revenues to date.  While registration of our shares is for the purpose of creating a public market, there is no guarantee that a public market will ever exist for the Company’s shares or that, if developed, can be sustained.

Recruitment Related Services

HR Interactive Tool – Video CV. Before  December 31, 2013, the Company will provide an Apple application online for free. This is to assist job seekers and in particular, graduates of summer 2013, to provide an interactive curriculum vitae (“CV”) for their potential employers. Specific search functions on our Video CV database will be available on www.sinodaren.net at a later stage.

Video CV Database Service Web Portal.   Job applicants will post on our web portal their resumes.  Resumes may include text and video presentations, in either case, prepared by job applicants or references made on their behalf by former employers or other referrals.  By subscribing for our web portal membership, corporate employers will be able to search and review and select employees from job applicants listed on our web portal.

Recruitment Projects. We will organize industry specific forums for employers and job applicants to meet and interact.  We will also offer customized data mining services to show potential skill concentrations and potential availability of specific human resource groups with respect to geographical locations throughout the PRC, including Hong Kong and Macau.   This way, employers (our service portal members) will benefit from both the long-term and short-term strategic employment pool with particular reference to feasibility study of any new office or new factory location.

HR Outsourcing Services

We will offer HR outsourcing services, including HR administration and payroll, for companies operating in Hong Kong and Mainland China, with a focus on the IT and hospitality industries. This business line will provide a major revenue stream for the next few years.

Our Revenue Model

Although we will provide services to both employers and job applicants, we expect to derive our revenues primarily from employers using our web portal.  We will receive a significant portion of our revenue from the corporate membership fees, portal advertisements and HR outsourcing services from employers who subscribe to our HR web portal service.  We will also receive fees from employers for providing other services such as customized recruitment projects, training and/or accreditation for their selected candidates, and of course HR outsourcing.

Our Market Opportunities

Since the beginning of 2011, we observed continuing growth of demand from employers for HR recruitment services in the PRC; we are therefore expecting continued strong growth for our employer membership together with our job applicant membership database.  We believe, based on our observation, that the base of our job applicant membership will be in excess of 200,000 within 12 months after the launch of our free Video CV service (right after this fund raising round). We will offer Video CV to both corporations and individuals for all of our HR outsourcing projects so that employers can review their potential employee on their computers and smartphones from virtually everywhere with Internet coverage.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 750,000 shares of common stock and a maximum of 1,900,000 shares of common stock, par value $0.001 per share.

Offering price per share	$0.25. The offering price was determined arbitrarily by the Company.

Offering period	The shares are being offered for a period not to exceed 270 days.

Net proceeds to us	Approximately $105,126 assuming the minimum number of shares is sold and approximately $392,626 assuming the maximum number of shares is sold.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

Number of shares outstanding before the offering	13,650,000

Number of shares outstanding after the offering if all of the shares are sold	15,550,000

Use of Proceeds (for minimum subscription of 750,000 shares)	The Company will use the net proceeds from this offering substantially for the initiation of our first HR outsourcing services project and related general administrative expenses.

Use of proceeds (for maximum subscription of 1,900,000 shares)

We will use the proceeds to conduct more HR outsourcing projects because we believe these projects will bring in substantial revenue. Depending on the net proceeds, we may use the proceeds to develop and provide video CV database service to enhance our service offerings.

This prospectus relates to the sale of a minimum of 750,000 shares of common stock and a maximum of 1,900,000 shares of common stock, par value $0.001.

Management intends to request a market maker to file a Form 211 to be approved for quotation on the OTCBB.  The Company is not permitted to file a Form 211 with the OTCBB as only market makers may apply to the OTCBB for the issuer to get approval to quote the security.

As a result of this offering, we will become a public company and need to comply with additional laws, regulations and requirements that we did not need to comply with as a private company. We will incur additional costs in connection with these public company compliance requirements. However, we believe being a public company will provide more opportunity to raise funds for our business expansion and commit us to our sound corporate governance and transparent management. We believe the amount to be raised would be enough for our initial operation and will in the least extent dilute our current shareholders’ interests in the company.

Selected financial data

The following selected financial data have been derived from the Company’s financial statements for the period from August 4, 2010 to July 31, 2013, which are included elsewhere in this prospectus.  The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and the financial statements and notes thereto included in this prospectus.

As shown in the accompanying reviewed financial statements, the Company has experienced a loss of $256,643 during the period from inception to July 31, 2013 and has a negative working capital.

Financial Summary Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you.  It should be read in conjunction with the financial statements and related notes presented at the end of this prospectus.

As of July 31, 2013 (Unaudited)
Balance Sheet Data
Total Assets	$21,659
Total Liabilities	$200,302
Stockholders’ Deficit	$178,643

Period from
August 4, 2010
(date of inception)
to July 31, 2013
(Unaudited)
Income Statement Data
Revenue	$0
Total Operating Expenses	$262,971
Net Loss	$(256,643)

Status as a Shell Company

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, compliance with rules and regulations applicable to shell companies may limit the market for our shares.  For example, the exemption offered by Rule 144 under the Securities Act is not available to a shell company. Therefore any purchaser of securities directly or indirectly from us or any of our affiliates in a transaction or chain of transactions not involving a public offering cannot sell those securities in open market transactions.

Therefore, an investment in our business is considered extremely risky and is suitable only for those who can afford to lose their entire investment.

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations.  You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock.  If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.  In that case, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks associated with SINO DAREN CO. LTD.:

We may not be able to secure additional needed financing.

We estimate that we will need $139,448 to execute our business plan for the next twelve months if our operations are only focused on one HR outsourcing project and based in Hong Kong; and $371,358 if we are to increase the number of HR projects and provide an additional video CV database service in  China. We may require additional financing in order to continue to implement our business plan and grow our operations.  Such financing, if required, may not be forthcoming and even if additional financing is available, it may not be available on terms that we find favorable.  We may have difficulty securing financing, especially when financial markets are volatile, and the terms of such financing, if and when available, may not be available except pursuant to unfavorable terms.  In the event we require additional financing, the failure to secure additional financing on favorable terms will have a negative effect on our ability to conduct our business and we may be forced to alter or even cease our business plans and operations which may have a negative effect on any market that may develop for our shares.

We lack an operating history and have losses that we expect to continue into the future.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations and you may lose your investment.

We were incorporated on August 4, 2010 and we have not started our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made. We have incurred net loss of $256,643 during the period from inception to July 31, 2013.   Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

the completion of this fund raising round to fund the commencement of our first HR outsourcing projects;

•

our ability to implement our Video CV database including the collection of Video CV in significant quantities;

•

our ability to conclude at least one HR outsourcing project within 3 months from this fund raising;

•

our ability to commence our vocational training schools to supply specific ICT and hospitality personnel for specific projects and clients.

Based upon the current plans, we expect to incur operating losses in future months because we will be incurring expenses and not generating much revenue.  However we are expecting to generate revenues within 6 months from the completion of this fund raising round regardless if we sell the minimum or maximum amount of the offered securities. Our operations will be limited to only one HR outsourcing projects if the minimum amount of offered securities is sold. We will be operating up to three HR outsourcing projects and commence portal operations in both Hong Kong and Mainland China if the maximum amount of the offered securities is sold.  In either case, we expect to generate revenues within the first six months of operation. At the moment, no assurance can be given that we will be successful in generating revenues in the future, attract quality job applicants, or attract sufficient employers to fund our operations.  Failure to generate revenues will cause you to lose your investment.

Because we have only recently commenced business operations, we face a high risk of business failure.

We are a development stage company.  All of our efforts to date have related to developing our business plan and related activities.  We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because we have a limited operating history, our business is difficult to evaluate.

We were formed in August 2010 and have a limited operating history.  An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets.  We expect our operating expenses to increase significantly, especially in the areas of development, marketing and promotion.  As a result we will need to increase our revenue to remain profitable.  If our revenue does not grow as expected or increases in our expenses are not in line with forecasts, there could be a material adverse effect on our business, results of operations and financial condition.

There is substantial uncertainty as to whether we will continue operations.  If we discontinue operations, you could lose your entire investment.

Our independent registered public accounting firm has discussed their uncertainty regarding our business operations in their audit report dated November 1, 2013.   This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such, we may have to cease operations and you could lose your entire investment.

We may be unable to attract and retain experienced management.

We currently have two officers and directors.  We are currently assembling a full time team in PRC and Hong Kong to devote to our future operations.  The PRC team will consist of a Chief Operating Officer, a Chief Technology Officer, and a Chief Information Officer.  No assurance can be given that we will be successful in recruiting valued team members.

We currently have two officers and directors, neither of whom have qualifications to be a financial accounting advisor, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Currently we have two officers and directors.  Our officers and directors have no formal qualification in financial accounting.  Mr. Alex P. Y. Wong is currently responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  While Mr. Wong has no formal training in financial accounting matters, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.  When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

If Alex P.Y. Wong, our Chief Executive Officer, should resign or die, we will not have a chief executive officer which should ensure un-interrupted operations.  A full board of directors will be in place after the closing of the Offering.

Alex P.Y. Wong is currently one of our two officers and directors.  We are currently dependent upon him to conduct our operations.  If he should resign or die we will not have a Chief Executive Officer.  A full-size board of directors, consisting of three to five directors, together with a financial officer who will be a qualified accountant, will be added immediately following this offering.  No assurances can be given that we will be successful in attracting board members or additional officers.

We do not have insurance to cover any and all losses incurred in our business operations.

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation.  In that event, a judgment could be rendered against us that could cause us to cease operations.

If the Company does not generate sales in a timely manner, the Company may run out of cash.

The Company’s business plan is dependent on the profitability of our HR outsourcing projects and in a long term, the sales of membership fees from employers operating in PRC and the Company anticipates that such sales will begin right after this offering and revenue generating HR outsourcing projects will commence three months afterwards.   The Company will hire staff and incur recurring expenses and plans to increase staffing and expense levels in anticipation of revenues assuming proceeds from this Offering make such expenditures feasible.  In the event that revenues do not occur in a timely manner, the Company will need to reduce costs and may run out of cash.

The Company’s results may fluctuate significantly from projections.

The Company’s anticipated revenues are based on projections, and results may vary widely from such projections.

The Company’s has an uncertain ability to meet future cash needs.

It is likely the Company will need additional financing in the future, either as a result of adverse developments, or as a result of rapid growth or volatility in business levels or business conditions.  If such financing is unavailable, it could have a serious adverse effect on the Company’s ability to survive.

Because we are in the development stage and have nominal assets and minimal operations, we are considered a “shell company” and our business is difficult to evaluate.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  Because we are considered a shell company, compliance with rules and regulations applicable to shell companies may limit the market for our shares.  For example, the exemption offered by Rule 144 under the Securities Act is not available to a shell company. Therefore any purchaser of securities directly or indirectly from us or any of our affiliates in a transaction or chain of transactions not involving a public offering cannot sell those securities in open market transactions..

Part of the process of eliminating our status as a shell company will be generating revenues from HR outsourcing project(s).    If we are able to fully subscribe this offering, we will be able to achieve our milestones in establishing a full operational Online Recruitment Portal for Mainland China, Hong Kong and even Macau.   However, we can provide no assurances that we will be successful at achieving these milestones or, if achieved, successfully have our status as a shell company ever eliminated.  Since inception, we have primarily been engaged in organizational efforts and developing our overall business plan and future growth strategy.

Additionally, because we are currently a shell company with nominal assets and operations, there is a risk that we will be unable to continue as a going concern.  We do not anticipate generating significant revenues or attaining profitability from operations for six months.  We anticipate we will continue sustaining operating expenses over the next six months, probably even longer. This will likely result in us continuing to incur net operating losses for the foreseeable future.  There is no guarantee that we will ever develop and sustain a suitable business operation.

Risks associated with doing business in the PRC:

Currency fluctuations and government control of currency conversion may adversely affect our financial condition and results of operations.

Our reporting currency is the U.S. dollar and our operations in PRC use Renminbi (“RMB”) in its operations.  RMB currently is not a freely convertible currency.  A portion of our revenues must be converted into other currencies to meet our foreign currency obligations including, among others, legal and accounting fees, payment of dividends declared, if any, in respect of our common stock.  Up to now, restrictions on currency exchange may not limit our ability to utilize our revenues effectively because RMB can be exchanged into other currencies but subject to a more time consuming administrative processes.   We are also subject to the effects of exchange rate fluctuations with respect to any foreign currency utilized by us in our operations.  It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of RMB against the U.S. dollar.

For our Hong Kong operation, we will use the Hong Kong dollar which is pegged to the U.S. Dollar.  The Hong Kong Dollar is freely convertible to other currencies including U.S. Dollars.

For our Macau operation, we will use the Macau dollar (MOP) which is freely traded in the open foreign exchange market.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

In the long run, the majority of our revenues will be settled in RMB and, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund future business activities outside the PRC or to pay dividends or make other payments in U.S. dollars.  Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for account transactions, significant restrictions still remain, including the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at government designated banks in the PRC authorized to conduct foreign exchange business.  In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign exchange accounts for capital account items.  We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Our Hong Kong and Macau based operations will be paid in Hong Kong Dollars and Macau Dollars (MOP). Both HK Dollars and MOP are freely convertible to most currencies around the globe.  We believe that the use of Hong Kong banking and collection/settlement service can well serve the Hong Kong and Macau based operations as an effective channel between Mainland the PRC and the rest of the world.

Our business is largely subject to the uncertain legal environment in the PRC and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used.  The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in the PRC.  However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties.  These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.  Because our officers and director reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or our officers and director by a shareholder or group of shareholders in the United States.  Also, because our officers and director will likely be residing in the PRC at the time such a suit is initiated, achieving service of process against such persons will be extremely difficult.  Furthermore, because the majority of our assets will be located in the PRC it will also be extremely difficult to access those assets to satisfy an award entered against us in United States court.  Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of the PRC, which could reduce the demand for our service and damage our business.

We conduct most of our operations and generate our revenue in the PRC.  Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in the PRC.  The PRC economy differs from the economies of most developed countries in many respects, including:

•

the higher level of government involvement;

•

the early stage of development of the market-oriented sector of the economy;

•

the rapid growth rate;

•

the higher level of control over foreign exchange; and

•

the allocation of resources.

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources.  While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in the PRC could have a material adverse effect on the overall economic growth and the level of new construction investments and expenditures in the PRC, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

PRC laws and regulations governing operators of Internet websites and operators of human resource services are unclear and the regulation of the telecommunications, human resource services and Internet industries may become more burdensome.

The interpretation and application of existing PRC laws and regulations, the stated positions of the main governing authorities, the PRC Ministry of Industry and Information Technology (“MIIT”) and the PRC Ministry of Human Resource and Social Security (“MHRSS”), and the possibility of new laws or regulations being adopted, have created significant uncertainty regarding the legality of existing and future foreign investments in Internet operations and human resource services, including our company.  In addition, PRC government regulations of the telecommunications, human resource services and Internet industries are burdensome and may become even more so.  New regulations could increase our costs of doing business and prevent us from efficiently delivering our services.  Our failure to comply with applicable PRC laws and regulations could subject us to severe sanctions.

Risks associated with this offering:

The offering price of the shares is arbitrary.

The price of the shares has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

The Company has a lack of dividend payments.

The Company has no plans to pay any dividends in the foreseeable future.

Certain Company actions and the interests of stockholders may differ.

The voting control of the Company could discourage others from initiating a potential merger, takeover or another change of control transaction that could be beneficial to stockholders.  As a result, the value of stock could be harmed.  Purchasers should become familiar with the equity breakdowns among stockholders of the Company set forth in the section entitled “Principal Stockholders.”

Purchasers will experience immediate and substantial book value dilution.

The price of the shares offered hereunder is expected to be substantially higher than the net tangible book value of each outstanding share of stock.  Investors who purchase shares in this offering will suffer immediate and substantial dilution.

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our officers or director misappropriates the funds for his own use, you may lose your investment.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  Additionally, our board of directors could withdraw the funds without your knowledge for their own use.  If that happens, you may lose your investment and your funds will be used to pay creditors.

The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

The common shares are being offered on our behalf by Alex P.Y. Wong, president of the Company, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company, through its president, is capable of selling all, or any, of the common shares offered hereby.

Because Alex P.Y. Wong, our current officer and director will own more than 50% of the outstanding shares after this offering, he will retain control of us and be able to decide who will be directors and you may not be to elect any directors which could decrease the price and marketability of the shares.

Even if we sell all 1,900,000 shares of common stock in this offering, Alex P.Y. Wong will still own 10,000,000 shares of our common stock and will continue to control us.  As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Alex P.Y. Wong will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

Certain of our existing shareholders have substantial influence over our company, and their interests may not be aligned with the interests of our other shareholders.

Our officer and director, Alex P.Y. Wong owns approximately 64.31% (after the maximum number of shares has been subscribed) of our outstanding voting securities.  As a result, he has significant influence over our business, including decisions regarding mergers, consolidations, liquidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions.  This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our shares.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities.  A market maker will be asked to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering.  There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require.  We are not permitted to file such application on our own behalf.  If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.  Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of PRC and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them.  This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance.  The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital.  These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties.  Such forward-looking statements are based on assumptions that we will be able to keep up with industry techniques and standards, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our officers will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers.  The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.  Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized.  In addition, as disclosed elsewhere in the “Risk Factors” section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements.  Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements.  Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations.  In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties.  Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement.”  Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward-looking statements.  We believe it is important to communicate certain of our expectations to our investors.  Forward-looking statements are not guarantees of future performance.  They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements.  Many factors are beyond our ability to control or predict.  You are accordingly cautioned not to place undue reliance on such forward-looking statements.  Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below.  Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation.  In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Our offering is being made on a self-underwritten $187,500 minimum, $475,000 maximum basis.  The table below sets forth the use of proceeds, if $187,500 or $475,000 of the offering is sold.

	$187,500	$475,000
Gross proceeds	$187,500	$475,000
Offering Expenses	$82,405	$82,405
Net Proceeds	$105,095	$392,595

Funds needed to execute business plan over the next twelve months:

	Operations with One HR Project Based in Hong Kong	Operations with Several HR Projects and On-line Recruitment Portal
Cash required for operation	$139,448	$371,358

The net proceeds will be used as follows:

Staff Salary	$76,045	$136,045
Office Rental	$14,245	$34,254
Web Hosting and Software	$1,084	$76,026
Marketing & Promotion	$6,000	$42,968
Professional Services	$42,074	$42,074
Online Portal Operations	$0	$40,000

Total offering expenses to be paid from the proceeds are $82,405,  consisting of approximately $49,357 for legal fees; $3,726 for printing and SEC filing fees; $27,262 for audit and accounting fees; $2,000 for our stock transfer agent services; and $60 for our SEC registration fee.

Upon the completion of this offering, we intend to immediately commence operating our website www.sinodaren.net in Hong Kong which is not under PRC control regarding Internet Content —and all the revenue collected will be in Hong Kong Dollars which is not under the administrative control by the PRC government.  We shall also use the website to promote our business and solicit customers in Mainland China.

If we can raise the maximum amount of proceeds under this offering, we shall commence Video CV database service portal operations in Beijing (the capital city of the PRC) together with Hong Kong to demonstrate our service capabilities together with our multimedia features on our web portal. The Company is expecting the Video CV feature to be in high demand by both the employers and the job seekers. The employers can carry out second screening of job applicants before the interview round; and the job seekers can demonstrate their abilities in different aspects under a managed environment. This feature is considered to be particularly useful for job applicants from distant locations.

Our initial targeted employers/customers will be in the industries of IT outsourcing, software, hi-tech manufacturer, banking and finance.

Our initial targeted job applicants will be graduates, graduating students and participants from our university co-operations. These job applicants will be classified according to their job desire, academic/professional discipline, accredited professional skills, language abilities, preferred work locations and other desirable criterion.

Marketing and advertising will be focused on promoting our services to potential clients (employers).  The advertising campaign will include the design and printing of various sales materials.  The cost of developing the campaign is estimated to be between $4,000 and $42,986 for the initial 9-month period from operation commencement, without accounting the salary of marketing and sales personnel which is accounted as part of our staff costs.

If we raise the maximum amount under this offering, we intend to commence operations in Beijing and Hong Kong. We may enter additional markets in the PRC by ourselves or seek strategic partners.  In addition, we intend to hire up to three additional professional staff to handle projects in Beijing for our clients. However, we will hire, a qualified financial officer to be based in Hong Kong even if we raise less than the maximum amount under this offering.

Working capital is for operating our office.  It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

If the minimum proceeds are obtained from this offering our operations may be limited to HR outsourcing project to be based in Hong Kong where we will share an office with another related business.  If we are able to obtain the maximum proceeds from this offering and if we obtain all the regulatory requirements to operate in Beijing, we will be able to locate our business in private facilities which will allow us to attract more job applicants and more corporate membership to develop high demand HR business in China including Hong Kong and Macau.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $475,000 in this offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Other factors to be further considered are:

•

our lack of operating history;

•

the proceeds to be raised by the offering;

•

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders; and

•

our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of July 31, 2013, the net tangible book value of our shares of common stock was a deficit of $256,643 or approximately -$0.0188 per share based upon 13,650,000 shares outstanding.

If the Maximum Number of the Shares (1,900,000 shares) Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 15,550,000 shares to be outstanding will be $218,357 or approximately $0.01404 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.03284 per share without any additional investment on their part.  You will incur an immediate dilution from $0.25 per share to $0.01404 per share.

After completion of this offering, if 1,900,000 shares are sold, you will own approximately 14.10% of the total number of shares then outstanding for which you will have made a cash investment of $475,000, or $0.25 per share.  Our existing stockholders will own approximately 85.90% of the total number of shares then outstanding, for which they have made contributions of cash totaling $78,000.00.

If the Minimum Number of the Shares (750,000 shares) Are Sold:

Upon completion of this offering, in the event 750,000 shares are sold, the net tangible book value of the 14,400,000 shares to be outstanding will be $3,827, or approximately $0.00027 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.24973 per share without any additional investment on their part.  You will incur an immediate dilution from $0.25 per share to $0.00027 per share.

After completion of this offering, if 750,000 shares are sold, you will own approximately 29.38% of the total number of shares then outstanding for which you will have made a cash investment of $187,500, or $0.25 per share.  Our existing stockholders will own approximately 70.62% of the total number of shares then outstanding, for which they have made contributions of cash totaling $78,000.00.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 1,900,000 shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$-0.0188
Net tangible book value per share after offering	$0.01404
Increase to present stockholders in net tangible book value per share after offering	$0.032844
Capital contributions	$475,000
Number of shares outstanding before the offering	13,650,000
Number of shares after offering assuming the sale of the maximum number of shares	15,550,000
Percentage of ownership after offering	87.78%

Purchasers of Shares in this Offering if 1,900,000 shares are sold

Price per share	$0.25
Dilution per share	$0.23596
Capital contributions	$475,000
Number of shares after offering held by new investors	1,900,000
Percentage of capital contributions by existing shareholders	14.10%
Percentage of capital contributions by new investors	85.90%
Percentage of ownership after offering	12.22%

Purchasers of Shares in this Offering if 1,500,000 shares are sold

Price per share	$0.25
Dilution per share	$0.24219
Capital contributions	$375,000
Number of shares after offering held by new investors	1,500,000
Percentage of capital contributions by existing shareholders	17.22%
Percentage of capital contributions by new investors	82.78%
Percentage of ownership after offering	9.90%

Purchasers of Shares in this Offering if 750,000 shares are sold

Price per share	$0.25
Dilution per share	$0.2548
Capital contributions	$187,500
Number of shares after offering held by new investors	750,000
Percentage of capital contributions by existing shareholders	29.38%
Percentage of capital contributions by new investors	70.62%
Percentage of ownership after offering	5.21%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering, on a self-underwritten basis, a minimum of 750,000 shares of common stock and a maximum of 1,900,000 shares of common stock. The offering price is $0.25 per share.  Proceeds from this offering will be placed in a separate bank account at HSBC Hong Kong ..   The telephone number for HSBC Hong Kong Bank is +85222333388 (for overseas calls).  The proceeds will be maintained in this bank account until we receive a minimum of proceeds of $187,500 at which time we will disburse all funds in the account and use the proceeds as set forth in the Use of Proceeds section of this prospectus.  This account is not an escrow, trust or similar account.  Your subscription will only be deposited in a separate bank account under our name.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors.  If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will be immediately used by us.

If we do not receive the minimum amount of $187,500 within 270 days of the effective date of our registration statement, all funds in the account will be promptly returned to you and without a deduction of any kind.  If funds in the account are not sufficient to return to you your subscription in its entirety, funds from the account will be distributed to you and the other investors pro rata.  The Securities and Exchange Commission staff generally defines “promptly” as a period of up to three days.  We will return your funds to you in the form of a cashier’s check sent by Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you.  You will only receive a refund of your subscription if we do not raise a minimum of $187,500 within the 270 day period referred to above.  There are no finder’s fees involved in our distribution.  You will not have the right to withdraw your funds during the offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering.  The following are material terms that would allow you to be entitled to a refund of your money:

•

extension of the offering period beyond 270 days;

•

change in the offering price;

•

change in the minimum sales requirement;

•

change to allow sales to affiliates in order to meet the minimum sales requirement; and

•

change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

If any of the above material changes occur, a new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through Alex P.Y. Wong, our officer and director.  He will receive no commission from the sale of any shares.  He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer.  The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We hereby confirm that Alex P.Y. Wong is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer.  He is and will continue to be our officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, and hold investment meetings in various states where the offering will be registered.  We will not utilize the Internet to advertise our offering.  Alex P.Y. Wong will distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering.  No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell our shares in the states of New York and California, and outside the United States.

Section 15(g) of the Exchange Act - Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder.  They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $2,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

Regulation M

Our officers and directors, who will promote the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the Securities and Exchange Commission and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the Securities and Exchange Commission.

Procedures for Subscribing

Once the registration statement is declared effective by the Securities and Exchange Commission, if you decide to subscribe for any shares in this offering, you must:

1.

execute and deliver a subscription agreement

2.

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Sino Daren Co. Ltd.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with, and is qualified in its entirety by, our financial statement, and certain other financial information included elsewhere in this prospectus.

We are a start-up corporation and we have not started operations or generated or realized significant revenues from our business operations.

The audit report includes an explanatory paragraph in relation to Sino Daren Co. Ltd.’s ability to continue as a going concern.

We believe that our HR multimedia web portal is ready for operations subject to adequate funding.  We have completed market research that supports our business model.  Other than completion of this offering our only other source for cash is additional investments or loan by existing shareholders.  Proceeds from this offering will allow us to implement our expansion plan and begin operations in Hong Kong and subsequently in Mainland China.   Whether we raise the minimum or maximum amount in this offering, we believe that the proceeds will fund operations for a minimum of nine months.

To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to commence full operations of our HR portal operations.  If after commencement of operations, we are unable to attract enough clients to utilize our services, we will need to find alternative sources for cash to maintain operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  Currently the PRC is going through a period of stable growth spreading from the coastal cities to inland cities, resulting in a high demand rate in number of organizations in particular from those inside the coastal cities due to the trend of experienced job seekers’ migration back to home cities and graduates desire to work in coastal cities after graduation, we therefore believe that we shall experience steady growth as we expand into other cities in the PRC due to the continuing growth of Internet users, both for job seekers and recruiters, and the cost effectiveness of Internet recruitment for attracting job seekers who is not local.

If we need additional cash and cannot raise it we will either have to maintain service in Hong Kong until we do raise the sufficient cash.  If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph.  Other than as described in this paragraph, we have no other financing plans but to contract additional projects from clients before full scale operation.

Plan of Operation

If we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next nine months in Hong Kong only.  If we operate only in Hong Kong we do not expect to conduct additional market research, we do not expect to purchase additional equipment, and we do not expect to hire additional employees.

We expect to generate revenue regardless if we sell the minimum amount or maximum amount of the offered securities. Our operations will be limited to Hong Kong if the minimum amount of offered securities is sold. We will be operating in both Hong Kong and Beijing if the maximum amount of the offered securities is sold. In either case, we expect to generate revenues within the first six months of operation.

If we conduct our operation only in Hong Kong, we estimate we will need minimally $139,488 to execute our business plan for the next twelve months; if we conduct our operation in both Hong Kong and Beijing, we estimate we will need minimally $371,358 to execute our business plan for the next twelve months.

Upon completion of our public offering, our specific goal is to profitably sell our HR multimedia portal services in Hong Kong and Beijing with a strong focus on providing our services to young PRC professional staff whether they have had traditional PRC university education or Hong Kong university education or students returning home from overseas.  We intend to accomplish the foregoing through the following milestones:

1.             Complete our public offering.  We believe this could take up to 270 days from the effective date of this prospectus.  Upon receipt of proceeds from this offering we will commence operations in Hong Kong and/or Beijing.  We intend to concentrate all of our efforts on raising as much capital as we can during this period.  Depending on the amount of funds raised, we shall introduce our Video CV application and then commence operation in Hong Kong and, depending upon the level of operations in Hong Kong we will open operations with video CV database search in Beijing.  We believe that our multimedia portal providing video CV database of the candidates will shorten the gap between the potential employer and employee before any formal interview.  We believe that this feature will be attractive to our corporate members and our job seekers.

2.             After completing the offering, we will immediately begin to solicit HR outsourcing business to supply student trainees as placements or internship to corporations. These projects are potentially revenue generating in which our company will manage the trainees as part of our own employees to work inside the establishment of our client(s).  Our goal is to sign the first contract within three months from the launch of our service in Hong Kong right after the completion of our Public Offering. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.  At the same time, we shall commence our campus operations inside selected universities in Beijing and Hong Kong.  The number of universities that we will be able to operate in will depend on the amount of funds available to us.

3.             Approximately 45 days after we have completed our public offering, we intend to promote our video CV service to different trade associations, in particular for those corporations who have requirements to recruit a large number of staff at one time.   We believe that it will cost a minimum of $6,000 over the first 12-month for our marketing campaign.  If we raise the maximum amount of proceeds from the offering, we will devote an additional $42,368 to promote our video CV database and other HR related portal services for both Hong Kong and Beijing market.   Marketing is an ongoing matter that will continue during the life of our operations.

4.             Within 90 days from the initial launch of our marketing program, we believe that we will begin generating revenue from our video CV database services.

In summary, we will implement our business plan and expect to engage job applicants and corporate employers within 45 days of completing our offering.

If we are unable to negotiate suitable terms with clients to enable us to provide the above-mentioned video CV database portal services, or if we are unable to attract clients to use our video CV application, we will focus on HR outsourcing projects and if the HR outsourcing projects are unsuccessful, we may have to suspend or cease operations.

If we cannot raise funds or generate sufficient revenues to commence full scale video CV database portal operations, we will not commence full scale HR portal operations even in Hong Kong.  If we cannot commence video CV database Portal operations, we shall maintain under customer project mode until a suitable timing has arrived.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in start-up operations and have not generated revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to engage clients and generate revenues from the sale of our services.  We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

We have completed our research and development processes from the concept stage. So far, we have developed an Apple application to enable Video CV taking and also designed a video CV booth which can be located inside universities for data collections during recruitment periods.

We consider that the above-mentioned implementations are investments which are essential to our success for this venture to collect CVs for our potential clients.

Such implementations will be launched to attract potential clients for our outsourcing projects whereby we shall use the project opportunity to evaluate our implementation of such video CV service for nation-wide implementation in her infant stage.

From Inception on August 4, 2010 to July 31, 2013

Our loss during the period from inception to July 31, 2013 was $256,643, comprising professional fees of $86,619 in connection with preparation and filing of this registration statement and quotation of the Company’s common stock on the OTCBB and operating expenses of $262,971 for development of an Apple application of operative Video CV and Video CV booths for video CV data collection inside universities and public web domain for concept evaluation purposes.   We have not started our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold an aggregate of 13,000,000 shares of common stock to our officer and director, four other shareholders in consideration of $13,000.

In addition, we sold 650,000 shares of common stock to a private investor at US$0.10 per share for a total consideration of $65,000.

Liquidity and capital resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

On January 28, 2011, we issued 10,000,000 restricted shares of common stock to a company owned by Alex P.Y. Wong, our officer and director in consideration of $10,000.00; 1,000,000 shares of common stock to Chuang Yi Hong Kong Consulting Company Limited in consideration of $1,000; and, 1,000,000 shares of common stock to Frank & Fox Company Limited in consideration of $1,000; and 1,000,000 shares of common stock to Victory Innovation Limited in consideration of $1,000.  In February 2012, I & B (HK) purchased 65,000 shares of common stock at US$0.10 per share. The foregoing was accounted for as a sale of common stock.

As of July 31, 2013, our total assets were $21,659 and our total liabilities were $200,302.  As of July 31, 2013, we had cash of $5,128.

BUSINESS

General

We were incorporated in the State of Nevada on August 4, 2010.  We have nominal operations.  We intend to provide a video CV database to serve corporate employers seeking human resources in the PRC, Hong Kong and Macau.  We have not generated any revenues and our operations have been limited to the development of a business plan, conducting market research, collecting 100,000 resumes of potential candidates seeking employment in PRC, Hong Kong or Macau, developing the multimedia HR portal, developing strategic relationships with universities for the establishment of campus training/evaluation facilities and the design of corporate logo and identity frameworks for the preparation of operation commencement. As of the date of this registration statement, we have not entered into any contractual agreements with the 100,000 potential candidates from whom we have collected resumes.

We maintain our statutory registered agent’s office at 2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722, USA.  Our business office is located at Suite 901, The HK Club Building, 3A, Chater Road, Central, Hong Kong. Our telephone number is +852 3125 7560.   Our U.S. correspondence address is 228 Park Ave. S., #52473, New York, NY 10003-1502, USA.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change.  We have not begun operations and will not begin operations until we have completed this offering.  Our plan of operation is prospective and there is no assurance that we will ever begin operations.

Our Strategy

We intend to establish a PRC country-wide web portal business providing services to corporations who require human resources in Mainland China, Hong Kong and Macau.  At the outset, Mr. Alex P.Y. Wong, our officer and director, will be responsible for overseeing our business and implementing our business plan.  Mr. Wong lived in China, United Kingdom, North America and Australia. His work experience spans from senior management to marketing and project management and technical implementations of information technology and International telecommunications systems. Mr. Wong gained a strong background in telecommunications and information technology when he worked for Cable & Wireless Plc and Hong Kong Telecom group companies from 1987 to 1998. From 1995 until 1998, he was the chief representative of Cable & Wireless Plc and Hong Kong Telecom for Shanghai and Central/Eastern China Region and also the General Manager of one of the first joint venture company with China Telecom (Shanghai) at the same time.

Mr. Wong worked for Nortel Networks during the introduction of 3G mobile telephone systems in Asia Regions, and he also served on the board of governors of the American Chamber of Commerce in Shanghai back in 1996 and 1997.  In 2007, Mr. Wong carried out a Management Buy Out option with CITIC Pacific Limited (one of pioneer Red Chip companies listed in the Hong Kong Stock Exchange) to acquire 73.3% of Dalian Digital Technology Company Limited which was invested by CITIC Pacific Limited on internet and broadband ventures in North-east China. He worked for CITIC Pacific Limited from 2001 until 2007 as a Vice President of Telecom Projects before taking the decision to run his IT business until today.

Further, Mr. Wong’s general business skills provide the basis for successfully implementing our business plan.  However, in the event that Mr. Wong does not believe that he is qualified to provide large scale HR operations, related to complex issues, then we will hire others who may provide such services.

Our philosophy will be to assist PRC or foreign employers to recruit employees for their current and future business in Mainland China and/or Hong Kong and Macau.  With the strong growth of business interests in Mainland China, we believe the market will support a video CV database service portal.  Taking a vertical market approach is to address the needs of selected industry (IT outsourcing and financial services have been selected initially), we shall provide in-depth analysis and even accreditation programs for potential candidates of the specific industry so that direct recruitment expenses can be managed and even minimized for our corporate members.

By approaching university students and recent graduates, we will obtain direct information of the skills of recent graduates that may be available to corporations.  Our video CV database service portal will allow the students and recent graduates to describe their respective skills for review by corporations seeking qualified candidates having identified skills.  We will work with the universities to identify skills that are valued by potential employers for further development at the universities.

On one hand, we are assisting job applicants to prepare themselves for a specific industry.  On the other hand, we are providing sources of candidates for corporations looking for employees.  In case a corporate employer requires customized recruitment and assessment programs, our operation can be adjusted to meet their needs as well.

Target Market

We intend to target individuals and corporations, who are looking for jobs and recruiting professional staff in Mainland China, Hong Kong and Macau.  We consider this to be a huge market and therefore decided to commence operations for companies in Hong Kong and then Beijing before expanding to other cities of China.  Our initial geographic coverage is primarily due to the large concentration of universities /university students and employers in these cities.

For employers, initially we shall be targeting IT outsourcing and hospitality industries.  These selected industries often require large quantity of candidates for their operation and often demand less industry experience to satisfy quantity demand for their operations.

For job applicants, we are targeting at fresh graduates and candidates with one to three years of work experience.  Being the largest internet user group out of PRC’s huge internet population of 538 million by the end of June, 2012 (Source: http://www.chinadaily.com.cn/china/2012-07/19/content_15600966.htm), this group most prefers internet recruitment due to internet penetration inside Chinese universities.

In essence, we are targeting corporations with high repetitive demand and in huge volume.  This way, using an HR service portal will be the most cost effective methodology for recruiters in Mainland China.

Regulatory Requirements

Operating inside Mainland China, we need to pursue special license or regulatory approvals before establishing or delivering our intended services.  The PRC regulates Internet media and human resources.  The two areas are considered as regulated business which require professional license in addition to the standard business license approval process and are regulated by two different Ministries, namely Ministry of Industry & Information — requiring a professional license for commercial internet content operation; and Ministry of Human Resources and Social Benefits — requiring a professional license for HR operations which require qualified personnel as full-time employees of the operating company.  If new government regulations, laws, or licensing requirements are passed that would cause us to restrict or eliminate delivery of any of our intended services, then our business would suffer.  Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to hinder any of our intended operations in the near future and that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

We intend to obtain the above-mentioned licenses from both ministries and we have all the required licenses to operate such HR portal in Hong Kong, with Hong Kong being a part of PRC but under a different administrative jurisdiction.

Marketing

Initially, our services will be promoted among trade associations of the targeted vertical markets.  By offering unique features such as video CV, practical skill evaluations and certificate vetting, together with special promotion, we believe we will attract an initial group of corporate membership directly from trade association referrals.  We also anticipate utilizing several traditional marketing tactics in our attempt to make our services known to corporations and attract clientele.  These marketing activities will be designed to inform potential clients about the benefits of using our services and will include:  development and distribution of marketing literature; direct mail and email; advertising; promotion of our web site; and industry analyst relations.

The Human Resources Industry in the PRC

The Internet recruitment market size of the PRC in 2011 was RMB2.18 billion and this market is considered having substantial compound annual growth rate of over 20% between 2010 and 2013.  It is expected that the market size of Internet recruitment in 2013 will reach RMB3.3 billion (according to The iResearch China Online Recruitment Research Report of 2011-2012, available at http://report.iresearch.cn/4335.html#).

Currently three major internet recruitment portals in the PRC are www.51jobs.com, www.chinahr.com, and www.zhaopin.com.  Their market shares are 32%, 15.6% and 24.7% respectively, according to The iResearch China Online Recruitment Research Report of 2010-2011.

Internet recruitment is being considered as one of the most cost effective method for corporations to tap into the large and geographically dispersed work force of Mainland China.  The trend of continuing increase of corporation adopting to internet recruitment due to the trend of continuous increase of PRC internet population to adopt internet recruitment as a prime channel for recruitment.  It has been forecasted that by 2013, there will be 82 million job seekers in the PRC using internet recruitment together with 1.8 million corporations , according to The iResearch China Online Recruitment Research Report of 2009-2010 ..

Revenue

Initially, we intend to generate revenue from the following sources:

1.             Staff Admin Service Fee – charge to corporate clients to manage HR administrative works for each placement/internship students.

2.             Staff Payroll Service Fee – charge to handle outsourced staff’s payment and include the production of relevant reports.

3.              On-line Human Resources Database Fee — charge to corporations in form of membership fees for using our database with a limited download of candidate information under a specific search criterion;

4.             On-line Advertising Fee — charge to corporations who want to promote their corporate profile to recruit talents;

5.             Consultancy Fee — charge to corporations who want to understand the human resources market in a particular region in the PRC;

6.             Recruitment Fee — charge to corporations who want to conduct specific recruitment projects.  For example, campus recruitment to be conducted inside selected universities in order to secure talents before graduation and at the same time offer specific training for selected candidates;

7.             Campus Operation Fee — charge to corporations who want to conduct simple operations inside selected Universities to evaluate potential candidates’ abilities over a period before formal acceptance;

8.             Students Service Fees — university graduates who want services related to interview skills, foreign language skill evaluation/improvement and even career development programs.  One major element will include video CV for candidates.

Although we are confident of our revenue generating services above, there is no assurance that we will be able to interest companies in our services.  If we do not, we will not generate revenue from our prospective business model.

Government Regulation

We do need to pursue or satisfy any special professional licensing or regulatory requirements before establishing or delivering our intended services other than the requisite business licenses.  The required professional licenses include Internet Content Provider License “ICP” from the Ministry of Industry and Information and HR Service License “HRS” from the Ministry of Human Resource and Social Benefits.  The mentioned professional licenses will have to be obtained and subsequently managed by our strategic partner in PRC and revenue sharing contracts will have to be in place before commencement of services.  The management of professional licenses are relatively straight-forward by following all the administrative advices and ensuring all staff is professionally trained according to the responsible ministries.  There is usual a requirement to submit an annual administrative report describing the operation over the past 12 months.

If new government regulations, laws, or licensing requirements are passed, it could cause us to restrict or eliminate delivery of any of our intended services.  New regulations and licensing requirements may adversely affect our business.  For example, if we were required to obtain a government issued license for the purpose of providing consulting services, we could not guarantee that we would qualify for such license.  If a licensing requirement existed, and we were not able to qualify, our business will suffer.  Presently, to our knowledge, no regulations, laws, or licensing requirements exist or are likely to be implemented in the near future that are reasonably expected to have a material impact on our prospective sales, revenues, or income from our business operations.

Foreign Exchange Regulations

Under PRC’s existing foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade, may be made in foreign currencies without government approval, except for certain procedural requirements.  The Chinese government may, however, at its discretion, restrict access in the future to foreign currencies for current account transactions and prohibit us from converting RMB revenue into foreign currencies.  In addition, conversion of RMB for most capital account items, including direct investments, is subject to government approval in PRC, and companies are required to open and maintain separate foreign exchange accounts for capital account items.

Competition

We compete with other HR portal companies of different sizes and capabilities.  We will not be differentiating ourselves from them, but merely competing with them.  The human resource market is large, but fragmented.  Our competitive position within the industry is negligible in light of the fact that we have not started our operations.  Older, well-established recruitment firms usually have other recruitment media such as newsletters and/or advertisements on newspapers which are considered to be costly to maintain, in particular the management of existing work force, but are considered to be comprehensive by quality clientele at the present moment.

We expect to compete on the basis of quality of our services and data reliability on a pure internet environment by providing a speedy quality service over Internet.  At this time, our principal method of competing will be our Video CV service and our extensive abilities in database analysis for both employers and potential employees, together with our relationship among trade associations to secure initial membership orders.

Alex P.Y. Wong, our President, will be devoting most of his time to our operations including the development of strategic partnership in Hong Kong, Mainland China and Macau.

Individual customer projects will be used to demonstrate our ability to recruit and train candidates to satisfy customer requirements.

Seasonality

Our anticipated business will peak at around the second quarter of each calendar year when all the graduates-to-be are looking for employment and internship for summer or after graduation. The beginning of academic year around October every year is also considered a busy season for the Company, as students are actively looking for internship programs.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation.  In that event, a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our two officers.  We intend to hire additional employees on an as-needed basis.

Offices

Our business/marketing office is currently located at Suite 901, the HK Club Building, 3A, Chater Road, Central, Hong Kong. We lease this office from Servcorp for a monthly rent of $232 (1,800 Hong Kong dollars) for a term of one year. Our telephone number is +852 3125 7560.  We also leased another office in 23A, 23/F, Wing Cheong Commercial Building, 19-25, Jervois Street, Sheung Wan, Hong Kong, to conduct technical development work. The lease is for a period of two years with a monthly rent of $1,871 (14,500 Hong Kong dollars).  We have already sub-leased some office space to an ICT Certification company in order to reduce our costs.

MANAGEMENT

Officers and Directors

Our director will serve until his successor is elected and qualified.  Our officers are elected by the board of director to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office.  The board of director has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Alex P.Y. Wong Suite 901, The HK Club Building, 3A, Chater Road, Central Hong Kong	54	President, Treasurer, Chief Executive Officer, Chief Financial Officer, and director

Matthew Mecke Suite 901, The HK Club Building, 3A, Chater Road, Central, Hong Kong.	44	Director and Secretary

Mr. Wong has been serving as our officer and director since the inception of the Company. Mr. Mecke has held his office since December 14, 2011. They are expected to hold their offices until the next annual meeting of our stockholders.

Background of Officers and Directors

Since our inception, Alex P.Y. Wong has been our president, chief executive officer, treasurer, principal financial officer, chief accounting officer and director.  Since 1990, Mr. Wong has been working in the hi-tech business with strong focus in telecommunications for multi-national corporations inside Mainland China and was appointed in senior management positions for a number of Foreign Representative Offices and Joint Ventures inside China.  Mr. Wong also served on the board of governors for the American Chamber of Commerce in Shanghai from 1997 to 1998.  During the 30-year career history of Mr. Wong he has worked for companies from four different continents and has had work experiences in five different countries, making Mr. Wong a true international manager who has in-depth understanding of both eastern and western culture.

The current position of Mr. Wong is the Chairman and CEO of Dalian CP Digital Technology Company Limited, a technology company that specializes in vocational training and recruitment services.  Mr. Wong has been the head of the company since 2003 and become a shareholder of the company since 2007.

Mr. Mecke is currently serving as chairman, secretary, and treasurer of Sabina Oil & Gas, Inc., chairman and chief executive officer of both Sino Payments, Inc.(OTCBB: SNPY) and China Luxury, Inc. Prior to this Mr. Mecke was a member of the board of directors of Sino Fibre Communications, Inc. (OTCBB: SFBE) (“SFBE”) from 2006,  served  as president, principal executive officer of SFBE from January 2006 to October 2007 and as chairman of board of directors of SFBE from January 2006 to December 2007. From October 2003 to January 2006, Mr. Mecke was a founder, vice chairman, president, and chief executive officer of Asia Payment Systems (OTCBB: APYM). From October 1998 to July 1999, Mr. Mecke was a co-founder and served as senior vice president of systems and product development for First Ecom.com (NASD: FECC), an international e-commerce payment gateway pioneer based in Hong Kong which linked e-commerce merchants with offshore back-end transaction processing systems. From April 1994 to July 1998, Mr. Mecke was an employee of First Data Corp. (formerly NYSE: FDC) in the United States and Hong Kong, responsible for middle management of retail card system operations. In the late 1990s, Mr. Mecke was a management executive of First Data Asia in Hong Kong, where his responsibilities included strategic planning, new business development, e-commerce applications and pricing.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The board believes that there are general requirements for service on the Company’s board of directors that are applicable to all directors and that there are other skills and experience that should be represented on the board as a whole but not necessarily by each director. The board considers the qualifications of director and director candidates individually and in the broader context of the board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the board considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the board determines are pertinent in light of the current needs of the board. The board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the board conducts interviews of potential director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially. The board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The board has identified particular qualifications, attributes, skills and experience that are important to be represented on the board as a whole, in light of the Company’s current needs and its business priorities. The board believes that it should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a Chief Executive Officer or a President or like position. Marketing is the core focus of our business and the Company seeks to develop and deploy the world’s most innovative and effective marketing and technology. Therefore, the board believes that marketing and technology experience should be represented on the board.

Set forth below are a chart and a narrative disclosure that summarize the specific qualifications, attributes, skills and experiences described above. An “X” in the chart below indicates that the item is a specific reason that the director has been nominated to serve on the Company’s Board. The lack of an “X” for a particular qualification does not mean that the director does not possess that qualification or skill. Rather, an “X” indicates a specific area of focus or expertise of a director on which the board currently relies.

	High level of financial literacy	Relevant Chief Executive/President or like experience	Diversity of race, ethnicity, gender, age, cultural background or professional experience	Extensive knowledge of the Company’s Business	Marketing/Marketing related technology experience
Alex P. Y. Wong		X	X	X	X
Matthew Mecke		X	X		X

Audit Committee Financial Expert

We do not have an audit committee or an audit committee financial expert.  We believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have nominal operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that our officers and directors will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us since our inception on August 4, 2010 through January 31, 2013 for our officers.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table

Name And Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Alex P.Y. Wong	2012	4,032	3,871	0	0	0	0	0	7,903
	2011	0	0	0	0	0	0	0	0
	2010	0	0
Matthew Mecke	2012	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0

Due to heavy executive workload with the Company’s operations, Mr. Wong signed a part-time consulting agreement with the Company, on January 1, 2013, for his constant contribution of a minimum of 50 hours per month to the Company; and also received a joining bonus for committing to all the terms stated in the employment contract which include confidentiality and non-competing clauses. This joining bonus will be a fixed sum to be paid to all senior executives, including board members, who will sign the Company’s employment contract without any change on the stated terms.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

Our directors are not compensated for their services as a director.  The board has not implemented a plan to award options to any directors.  There are no contractual arrangements with any member of the board of directors.  We have no director’s service contracts.

Director’s Compensation Table

Name	Fees Earned Or Paid in Cash (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Alex P.Y. Wong	0	0	0	0	0	0	0
Matthew Mecke	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering.  The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Alex P.Y. Wong [1]	10,000,000	73.26%	10,000,000	64.31%

Matthew Mecke	0	0	0	0

All officers and directors as a group (2 persons)	10,000,000	73.26%	10,000,000	64.31%

M&A International Holdings Company Limited [1] Office 904, Lap Fai Building, 6-8, Pottinger Street, Central, Hong Kong SAR	10,000,000	73.26%	10,000,000	64.31%

Chuang Yi Hong Kong Consulting Company Limited [2] 23A, 23/F, Wing Cheong Comm. Bldg., 23, Jervois Street, Sheung Wan, Hong Kong SAR	1,000,000	7.33%	1,000,000	6.43%

Frank & Fox Company Limited [3] 23A, 23/F, Wing Cheong Comm. Bldg.,23, Jervois Street, Sheung Wan Hong Kong SAR	1,000,000	7.33%	1,000,000	6.43%

Victory Innovation Limited [4] Suite 904, 9th Floor, Lap Fai Building, 6-8, Pottinger Street, Central, Hong Kong SAR	1,000,000	7.33%	1,000,000	6.43%

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended.  Alex P.Y. Wong is our only promoter and the sole owner of M&A International Holdings Company Limited.

[2]

Ms. Yang Yu exercises share voting and/or dispositive powers with respect to Chuang Yi Hong Kong Consulting Company Limited.

[3]

Mr. Wei Zhong Hong exercises share voting and/or dispositive powers with respect to Frank & Fox Company Limited.

[4]

Mr. Derick Wong and Mr. Duncan Wong exercises share voting and/or dispositive powers with respect to Victory Innovation Limited.

Future sales by existing stockholders

A total of 13,650,000 shares of common stock have been issued.  10,000,000 shares of common stock were issued to M&A International Holdings Company Limited for and on behalf of Mr. Alex P.Y. Wong, our officer and director; 1,000,000 shares of common stock were issued to Chuang Yi Hong Kong Consulting Company Limited; 1,000,000 shares of common stock were issued to Frank & Fox Company Limited; 1,000,000 shares of common stock were issued to Victory Innovation Limited; and 650,000 shares of common stock were issued to I&B (HK) Company Limited.   All of the shares issued are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  However, since we are considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash, securities held by existing stockholders and the securities sold in this offering can only be resold under Rule 144 until and unless the requirements of Rule 144(i) are satisfied.  Pursuant to the requirements of Rule 144(i), once we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and disclose that we are no longer a shell company, we must file all reports and other materials required to be filed by such sections for 12 months and we have filed current "Form 10 information" with the SEC, then securities held by existing  stockholders and securities sold in this offering may be sold under Rule 144 after one year has elapsed from the date that we filed "Form 10 information". The term "Form 10 information" means the prospectus type information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Accordingly, the ability of the current shareholders of our common stock to re-sell their shares is limited by applicable regulations. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock.  There are no outstanding options or warrants to purchase, or securities convertible into, our common stock.  There are four holders of record for our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, assuming the sale of all of the shares of common stock, present stockholder will own approximately 92.86% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001 per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

We have elected not to be governed by Sections 78.411 to 78.444of the Nevada Revised Statutes in our Articles of Incorporation.

Reports

After we complete this offering, we will not be required to furnish you with an annual report.  Further, we will not voluntarily send you an annual report.  We will be required to file reports with the SEC under section 15(d) of the Securities Act.  The reports will be filed electronically.  The reports we will be required to file are Forms 10-K, 10-Q, and 8-K.  You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121.  Its telephone number is +1 801 274 1088.

RELATED PARTY TRANSACTIONS

As of July 31, 2013, the Company owed $49,522 (January 31, 2013 - $35,950) to the President of the Company for payment of general operating expenditures.  The amounts owing are unsecured and non-interest bearing.

As of July 31, 2013, the Company owed $62,608 (January 31, 2013 - $62,608) to a company controlled by the President of the Company for payment of general operating expenditures.  The amounts owing are unsecured and non-interest bearing.

As of July 31, 2013, the Company owed $48,459 (January 31, 2013 - $323) to a company controlled by the President of the Company for payment of general operating expenditures.  The amounts owing are unsecured, non-interest bearing.

As at July 31, 2013, the Company had $4,770 (January 31, 2013 $2,062) recorded in accounts payable for amounts owing to a company controlled by the President of the Company for rent expenses.

As at July 31, 2013, the Company had $11,604 (January 31, 2013 - $4,188) recorded in accounts payable for amounts owing to the President of the Company for unpaid management fees.

During the six months ended July 31, 2013, the Company incurred management fees of $26,741 (2012 – $nil) to the President of the Company.

During the six months ended July 31, 2013, the Company incurred rent expense of $nil (2012 - $5,140) to a company controlled by the President of the Company. As at July 31, 2013, the Company had $4,626 (January 31, 2013 - $4,626) recorded in deposit for security deposit.

During the six months ended July 31, 2013, the Company incurred general and administrative expense of $2,880 (2012 - $2,709) to a company controlled by the President of the Company.

During the six months ended July 31, 2013, the Company generated sublease rental income of $5,413 (2012 - $3,613) that offset rent expenses from a company controlled by the President of the Company. As at July 31, 2013, the Company had $8,122 (January 31, 2013 - $9,020) recorded in amounts receivables for rental income that were not received as of July 31, 2013.

As at July 31, 2013, the Company owed $4,967 to a non-related party for a line of credit of $100,000. The amounts owing are unsecured, bears a 5% interest per annum, and due on demand.

Our Board of Directors reviews any proposed transactions involving related parties and considerers whether such transactions are fair and reasonable and in our best interests.

EXPERTS

Our financial statements for the years ended January 31, 2012 and 2013 and for the period from inception (August 4, 2010) through January 31, 2013, included in this prospectus have been audited by DE JOYA GRIFFITH, LLC. Their report is given upon their authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Dismissal of Prior Independent Accountant

On August 30, 2011, we dismissed Mazars CPA Limited (“Mazars”), as our independent registered public accounting firm. The report of Mazars on our financial statements for the period from August 4, 2010 to January 31, 2011 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as that the reports of Mazars for the period from August 4, 2010 to January 31, 2011 indicated conditions which raised substantial doubt about the Company's ability to continue as a going concern.

The decision to change independent accountants was approved by our Board of Directors on August 30, 2011.

Since the Company’s inception on August 4, 2010 through the date of this registration statement, we have had no disagreements with Mazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mazars would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

Since the Company’s inception on August 4, 2010  through the date of this registration statement, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided Mazars with a copy of this disclosure before its filing with the SEC. We requested that Mazars provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. We will file such letter by amendment to this registration statement once available.

New Independent Accountants

Our board of directors appointed Sadler, Gibb & Associates, LLC (“SGA”) as our new independent registered public accounting firm effective as of August 31, 2011. Since the Company’s inception on August 4, 2010 through the date of our engagement, we did not consult with SGA regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K 304(a)(1)(iv) and the related instructions) or a reportable event (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging SGA, SGA did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision to change our independent registered public accounting firm from Mazars to SGA.

Resignation of Prior Independent Accountant

On May 10, 2013, SGA resigned as our independent registered public accounting firm. The report of SGA on our financial statements for the period from August 4, 2010 to June 30, 2011 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as that the reports of SGA for the period from August 4, 2010 to June 30, 2011 indicated conditions which raised substantial doubt about the Company's ability to continue as a going concern.

The decision to change independent accountants was approved by our Board of Directors on May 20, 2013.

Since the Company’s inception on August 4, 2010 through the date of this registration statement, we have had no disagreements with SGA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SGA would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

Since the Company’s inception on August 4, 2010  through the date of this registration statement, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided SGA with a copy of this disclosure before its filing with the SEC. We requested SGA to provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. We will file such letter by amendment to this registration statement once available.

New Independent Accountants

Our board of directors appointed De Joya Griffith, LLC (“DJG”) as our new independent registered public accounting firm effective as of May 20, 2013. Since the Company’s inception on August 4, 2010 through the date of our engagement, we did not consult with DJG regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K 304(a)(1)(iv) and the related instructions) or a reportable event (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging DJG, DJG did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision to change our independent registered public accounting firm from SGA to DJG.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP has passed on the legality of the shares being offered herein.

FINANCIAL STATEMENTS

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

Years Ended January 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Sino Daren Company LTD.

We have audited the accompanying consolidated balance sheets of Sino Daren Company LTD (A Development Stage Company) (the “Company”) as of January 31, 2013 and 2012 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended January 31, 2013 and for the period from inception (August 4, 2010) through January 31, 2013. Sino Daren Company's management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sino Daren Company LTD (A Development Stage Company) as of January 31, 2013 and 2012  and the results of its operations and its cash flows for each of the years in the two-year period ended January 31, 2013 and for the period from inception (August 4, 2010) through January 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

November 1, 2013

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Balance Sheets

(Audited)

	January 31, 2013 $	January 31, 2012 $

ASSETS

Current Assets

Cash	1	1,643
Amounts receivable (note 3)	9,020	–
Prepaid and deposits (note 2)	8,409	4,626

Current Assets	17,430	6,269

Total Assets	17,430	6,269

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	13,004	26,052
Accounts payable – related parties (note 3)	6,251	13,161
Due to related parties (note 3)	98,881	79,553
Loans payable (note 4)	4,967	–

Current Liabilities	123,103	118,766

Total Liabilities	123,103	118,766

Stockholders’ Deficit

Preferred stock, 25,000,000 shares authorized, $0.001 par value; no shares issued and outstanding	–	–

Common stock, 75,000,000 shares authorized, $0.001 par value; 13,650,000 and 13,000,000 shares issued and outstanding, respectively	13,650	13,000

Additional paid-in capital	64,350	–

Deficit accumulated during the development stage	(183,673)	(125,497)

Total Stockholders’ Deficit	(105,673)	(112,497)

Total Liabilities and Stockholders’ Deficit	17,430	6,269

(The accompanying notes are an integral part of these financial statements)

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Statements of Operations

(Audited)

	For the year ended January 31, 2013 $	For the year ended January 31, 2012 $	Inception (August 4, 2010) to January 31, 2013 $

Revenue	–	–	–

Operating Expenses

General and administrative	55,025	51,655	106,950
Management fee - related party	4,194	-	4,194
Professional fees	4,580	20,183	75,119

Total Operating Expenses	63,799	71,838	185,993

Other income (expenses)

Other rental income - related party	9,302	-	9,302
Interest expense - related party	(3,409)	(2,702)	(6,712)

Net loss	(58,176)	(74,540)	(183,673)

Net loss per share - basic	(0.00)	(0.01)

Weighted average number of shares outstanding - basic	13,632,240	13,000,000

(The accompanying notes are an integral part of these financial statements)

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Statements of Stockholders’ Deficit

From Inception (August 4, 2010) to January 31, 2013

(Audited)

			Additional	Share		Total
	Common Stock		Paid-in	Subscriptions	Accumulated	Stockholders'
	Shares	Par Value	Capital	Receivable	Deficit	Deficit

Inception – (August 4, 2010)	–	–	–	–	–	–

Founders shares issued	13,000,000	13,000	–	(13,000)	–	–

Net loss	–	–	–	–	(50,957)	(50,957)
	–	–
Balance – January 31, 2011	13,000,000	13,000	–	(13,000)	(50,957)	(50,957)

Proceeds from founders shares	–	–	–	13,000	–	13,000

Net loss	–	–	–	–	(74,540)	(74,540)

Balance – January 31, 2012	13,000,000	13,000	–	–	(125,497)	(112,497)

Proceeds from common shares	650,000	650	64,350	–	–	65,000

Net loss	–	–	–	–	(58,176)	(58,176)

Balance – January 31, 2013	13,650,000	13,650	64,350	–	(183,673)	(105,673)

(The accompanying notes are an integral part of these financial statements)

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Statements of Cash Flows

(Audited)

	The year ended January 31,	The year ended January 31,	Inception (August 4, 2010) to January 31,
	2013	2012	2013
	$	$	$

Operating Activities

Net loss	(58,176)	(74,540)	(183,673)

Changes in operating assets and liabilities:
Amounts receivable	(9,020)	–	(9,020)
Prepaid and deposits	(3,783)	(4,626)	(8,409)
Accounts payable and accrued liabilities	(13,048)	13,161	113
Accounts payable related parties	(6,910)	18,927	19,142

Net cash used in operating activities	(90,937)	(47,078)	(181,847)

Financing Activities

Proceeds from issuance of common shares	65,000	13,000	78,000
Advance from related parties	19,328	35,721	98,881
Proceeds from loans payable	4,967	–	4,967

Net cash provided by financing activities	89,295	48,721	181,848

Change in cash	(1,642)	1,643	1

Cash, beginning of period	1,643	–	–

Cash, end of period	1	1,643	1

Supplemental disclosures:

Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Notes to the Financial Statements

(Audited)

1.

Nature of Operations and Continuance of Business

Sino Daren Company, Ltd. (the “Company”) was incorporated in the State of Nevada on August 4, 2010. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at January 31, 2013, the Company has not generated revenues, has a working capital deficiency of $105,673, and accumulated losses during development stage totaling $183,673 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year end is January 31.

b)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)

Prepaid and Deposits

As of January 31, 2013 and 2012, the Company maintained a total of $8,409 and $4,626 in prepaid and deposits, respectively, which consists of advances and security deposits on rental properties.

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Notes to the Financial Statements

(Audited)

2.

Summary of Significant Accounting Policies (continued)

e)

Revenue Recognition

The Company derives revenue from sub-lease rental income. In accordance with ASC 605, Revenue Recognition, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, risk of ownership has passed to the customer and collection is reasonably assured.

f)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share .. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at January 31, 2013 and 2012, the Company had no potentially dilutive shares.

g)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

h)

Comprehensive Loss

ASC 220, Comprehensive Income , establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2013 and 2012, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Notes to the Financial Statements

(Audited)

2.

Summary of Significant Accounting Policies (continued)

i)

Foreign Currency Translation

Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into United States dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.  Foreign currency transactions are primarily undertaken in Hong Kong dollars.

j)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Related Party Transactions

a)

As of January 31, 2013 and 2012, the Company owed $35,950 and $10,266, respectively to the President of the Company for payment of general operating expenditures.  The amounts owing are unsecured, non-interest bearing, and due on demand.

b)

As of January 31, 2013 and 2012, the Company owed $62,608 and $68,964, respectively to a company controlled by the President of the Company for payment of general operating expenditures.  The amounts owing are unsecured, bears a 5% interest per annum, and due on demand.

c)

As of January 31, 2013 and 2012, the Company owed $323 and $323 to a company controlled by the President of the Company for payment of general operating expenditures.  The amounts owing are unsecured, non-interest bearing, and due on demand.

d)

As at January 31, 2013 and 2012, the Company has $2,063 and $13,161, respectively recorded in accounts payable for amounts owing to a company controlled by the President of the Company for rent expenses.

e)

As at January 31, 2013 and 2012, the Company had $4,188 and $0, respectively recorded in accounts payable for amounts owing to the President of the Company for unpaid management fees.

f)

During the one year ended January 31, 2013, the Company incurred management fees of $4,194 to the President of the Company. There were no management fees incurred during the one year period ended January 31, 2012.

g)

During the year ended January 31, 2013 and 2012, the Company incurred rent expense of $5,140 and $13,161, respectively to a company controlled by the President of the Company. As at January 31, 2013 and 2012, the Company had $4,626 and $4,626, respectively recorded in prepaid and deposits for security deposit.

h)

During the year ended January 31, 2013, the Company generated sublease rental income of $9,032  from a company controlled by the President of the Company. As at January 31, 2013, the Company had $9,020 recorded in amounts receivables for rental income that were not received as of January 31, 2013. There was no rental income during the one year period ended January 31, 2012.

4.

Loans payable

As at January 31, 2013 and 2012, the Company owed $4,967 and $0, respectively to a non-related party for a line of credit of $100,000. The amounts owing are unsecured, bears a 5% interest per annum, and due on demand.

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Notes to the Financial Statements

(Audited)

5.

Stockholders’ Deficit

a)

On January 28, 2011, the Company issued 13,000,000 common shares at $0.001 per share for proceeds of $13,000 that was received during the year ended January 31, 2012.

b)

On February 10, 2012, the Company issued 650,000 common shares at $0.10 per share for proceeds of $65,000.

6.

Commitments

On April 3, 2012, the Company entered into a facility lease agreement expiring April 2, 2014 and agreed to pay HK$14,500 (approximately $1,870 USD) per month. Minimum lease payments over the remaining term of the leases are as follows:

Year	Amount

2013	$20,558
2014	7,476

$28,034

7.

Income Taxes

The Company has a $183,673 net operating loss carryforward to offset taxable income in future years which expires in fiscal 2033. As at January 31, 2013, the Company has no uncertain tax positions.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 35% to net loss before income taxes for the years ended January 31, 2013 as a result of the following:

	2013 $	2012 $

Net loss before taxes	(58,176)	(74,540)
Statutory rate	35%	35%

Computed expected tax recovery	20,362	26,089
Change in valuation allowance	(20,362)	(26,089)

Income tax provision	–	–

The significant components of deferred income tax assets and liabilities as at January 31, 2013 after applying enacted corporate income tax rates are as follows:

	2013	2012

Net operating loss carryforward	63,776	43,414

Valuation allowance	(63,776)	(43,414)

Net deferred tax asset	–	–

8.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

July 31, 2013

Index

Balances Sheet	F-14

Statements of Operations	F-15

Statements of Cash Flows	F-16

Notes to the Financial Statements	F-17

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Balance Sheets

(Expressed in US dollars)

(Unaudited)

	July 31, 2013 $	January 31, 2013 $

ASSETS

Current Assets

Cash	5,128	1
Amounts receivable (note 3)	8,122	9,020
Prepaid and deposits (note 2)	8,409	8,409

Current Assets	21,659	17,430

Total Assets	21,659	17,430

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	18,372	13,004
Accounts payable – related parties (note 3)	16,374	6,251
Due to related parties (note 3)	160,589	98,881
Loans payable (note 4)	4,967	4,967

Current Liabilities	200,302	123,103

Total Liabilities	200,302	123,103

Stockholders’ Deficit

Preferred stock, 25,000,000 shares authorized, $0.001 par value; no shares issued and outstanding	–	–

Common stock, 75,000,000 shares authorized, $0.001 par value; 13,650,000 shares issued and outstanding	13,650	13,650

Additional paid-in capital	64,350	64,350

Deficit accumulated during the development stage	(256,643)	(183,673)

Total Stockholders’ Deficit	(178,643)	(105,673)

Total Liabilities and Stockholders’ Deficit	21,659	17,430

(The accompanying notes are an integral part of these financial statements)

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

(unaudited)

	Three months ended July 31, 2013	Three months ended July 31, 2012	Six months ended July 31, 2013	Six months ended July 31, 2012	Accumulated from August 4, 2010 (date of inception) to July 31, 2013
	$	$	$	$	$

Revenue	–	–	–	–	–

Expenses

General and administrative	25,485	8,600	38,467	29,326	145,417
Management fee - related party	13,370	–	26,741	–	30,935
Professional fees	11,500	–	11,500	–	86,619

Total operating expenses	50,355	8,600	76,678	29,326	262,971

Loss before other expense	(50,355)	(8,600)	(76,678)	(29,326)	(262,971)

Other income (expenses)

Other rental income - related party	2,706	–	5,413	–	14,715
Interest expense - related party	(852)	(843)	(1,675)	(1,679)	(8,387)

Net loss	(48,501)	(9,443)	(72,970)	(31,005)	(256,643)

Net loss per share, basic	(0.00)	(0.00)	(0.01)	(0.00)

Weighted average shares outstanding, basic	13,650,000	13,650,000	13,650,000	13,614,286

(The accompanying notes are an integral part of these financial statements)

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

(unaudited)

	Six months ended July 31, 2013 $	Six months ended July 31, 2012 $	Accumulated from August 4, 2010 (date of inception) to July 31, 2013 $

Operating Activities

Net loss	(72,970)	(31,005)	(256,643)

Changes in operating assets and liabilities:
Amounts receivable	898	(3,610)	(8,122)
Prepaid and deposits	–	(3,782)	(8,409)
Accounts payable and accrued liabilities	5,368	(29,403)	24,623
Bank indebtedness	–	6	–
Accounts payable to related parties	10,123	–	109,004

Net cash used in operating activities	(56,581)	(67,794)	(139,547)

Financing Activities

Proceeds from issuance of common shares	–	65,000	78,000
Advance from and (payment to) related parties	61,708	(3,816)	61,708
Proceeds from loans payable	–	4,967	4,967

Net cash provided by financing activities	–	66,151	144,675

Change in cash	5,127	(1,643)	5,128

Cash, beginning of period	1	1,643	–

Cash, end of period	5,128	–	5,128

Supplemental disclosures:

Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(Unaudited)

1.

Nature of Operations and Continuance of Business

Sino Daren Company, Ltd. (the “Company”) was incorporated in the State of Nevada on August 4, 2010. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at July 31, 2013, the Company has not generated revenues, has a working capital deficiency of $178,643, and accumulated losses totaling $256,643 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year end is January 31.

b)

Interim Financial Statements

These interim consolidated financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

c)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(Unaudited)

2.

Summary of Significant Accounting Policies (continued)

e)

Prepaid and deposits

As of July 31, 2013, the Company maintained a total of $8,409 (January 31, 2013 - $8,409) in prepaid and deposits, respectively.  Prepaid and deposits consisted of advances and security deposits on rental properties.

f)

Revenue Recognition

The Company derives revenue from sub-lease rental income. In accordance with ASC 605, Revenue Recognition, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, risk of ownership has passed to the customer and collection is reasonably assured.

g)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share .. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. For the three and six months ended July 31, 2013 and 2012, the Company had no potentially dilutive shares.

h)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payble and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(Unaudited)

2.

Summary of Significant Accounting Policies (continued)

i)

Comprehensive Loss

ASC 220, Comprehensive Income , establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at July 31, 2013 and 2012, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

j)

Foreign Currency Translation

The financial statements of Sino Daren Company, Ltd. are measured using the local currency (the Hong Kong Dollar (HK$) is the functional currency).  Assets and liabilities of the Company are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the period. The resulting cumulative translation adjustments have been recorded as a component of comprehensive income (loss), included as a separate item in the statement of operations.

The Company is exposed to movements in foreign currency exchange rates. In addition, the Company is subject to risks including adverse developments in the foreign political and economic environment, trade barriers, managing foreign operations, and potentially adverse tax consequences. There can be no assurance that any of these factors will not have a material negative impact on the Company's financial condition or results of operations in the future.

k)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Related Party Transactions

a)

As of July 31, 2013, the Company owed $49,522 (January 31, 2013 - $35,950) to the President of the Company for payment of general operating expenditures.  The amounts owing are unsecured, non-interest bearing, and due on demand.

b)

As of July 31, 2013, the Company owed $62,608 (January 31, 2013 - $62,608) to a company controlled by the President of the Company for payment of general operating expenditures.  The amounts owing are unsecured, bears a 5% interest per annum, and due on demand.

c)

As of July 31, 2013, the Company owed $48,459 (January 31, 2013 - $323) to a company controlled by the President of the Company for payment of general operating expenditures.  The amounts owing are unsecured, non-interest bearing, and due on demand.

d)

As at July 31, 2013, the Company had $4,770 (January 31, 2013 $2,062) recorded in accounts payable for amounts owing to a company controlled by the President of the Company for rent expenses.

e)

As at July 31, 2013, the Company had $11,604 (January 31, 2013 - $4,188) recorded in accounts payable for amounts owing to the President of the Company for unpaid management fees.

f)

During the six months ended July 31, 2013, the Company incurred management fees of $26,741 (2012 – $nil) to the President of the Company.

g)

During the six months ended July 31, 2013, the Company incurred rent expense of $nil (2012 - $5,140) to a company controlled by the President of the Company. As at July 31, 2013, the Company had $4,626 (January 31, 2013 - $4,626) recorded in deposit for security deposit.

h)

During the six months ended July 31, 2013, the Company incurred general and administrative  expense of $2,880 (2012 - $2,709) to a company controlled by the President of the Company.

i)

During the six months ended July 31, 2013, the Company generated sublease rental income of $5,413  (2012 - $3,613) that offset rent expenses from a company controlled by the President of the Company. As at July 31, 2013, the Company had $8,122 (January 31, 2013 - $9,020) recorded in amounts receivables for rental income that were not received as of July 31, 2013.

SINO DAREN COMPANY, LTD.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(Unaudited)

4.

Loans payable

As at July 31, 2013, the Company owed $4,967 (January 31, 2013 - $4,967) to a non-related party for a line of credit of $100,000. The amounts owing are unsecured, bears a 5% interest per annum, and due on demand.

5.

Commitments

(a)

On April 3, 2012, the Company entered into a facility lease agreement expiring April 2, 2014 and agreed to pay HK$14,500 (approximately $1,870 USD) per month. Minimum lease payments over the remaining term of the leases are as follows:

Year	Amount

2013	9,345
2014	7,476

16,821

(b)

On June 30, 2013, the Company entered into a consulting agreement with a non-related party expiring May 31, 2014 and agreed to pay HK$5,000 (approximately $600 USD) per month.

6.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming the maximum amount of shares is sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$60
Printing Expenses	3,726
Accountant Fees and Expenses	27,262
Legal Fees and Expenses	49,357
Blue Sky Fees/Expenses	1,000
Transfer Agent Fees	1,000
TOTAL	$82,405

ITEM 14.               INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which she may incur in her capacity as such, is as follows:

1.             Article 3 of the Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement on Form S-1 filed with the SEC on June 1, 2011.

2.             Article X of the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed with the SEC on June 1, 2011.

3.             Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.               RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

M&A International Holdings Company Limited Lot Number 343, D.D.4 11 Hung Shing Ye Yung Shu Wan, Lamma Island Hong Kong SAR	January 28, 2011	10,000,000	$10,000

Chuang Yi Hong Kong Consulting Company Suite B, 5th Floor China Harbour Building, 370, Kings Road North Point, Hong Kong SAR.	January 28, 2011	1,000,000	$1,000

Frank & Fox Company Limited Suite B, 5th Floor China Harbour Building, 370, Kings Road, North Point, Hong Kong SAR	January 28 , 2011	1,000,000	$1,000

Victory Innovation Limited Suite 904, 9th Floor, Lap Fai Building, 6-8, Pottinger Street, Central, Hong Kong SAR	January 28, 2011	1,000,000	$1,000
I&B (HK) Company Limited Unit 6, 6/F, Kai Fuk Industrial Centre, 1, Wang Dong Street, Kowloon Bay, Kowloon, Hong Kong SAR	February 11, 2012	650,000	$65,000

We issued the foregoing shares to M&A International Holdings Co Limited on behalf of Mr. Alex P.Y. Wong pursuant to section 4(2) of the Securities Act of 1933.  Mr. Wong is our officer and director, and he is a sophisticated investor and was in possession of all material information relating to the company.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made by us.  We issued the foregoing restricted shares of common stock to Chuang Yi Hong Kong Consulting Company Limited, Frank & Fox Company Limited, Victory Innovation Limited and I&B (HK) Company Limited pursuant to Regulation S of the Securities Act of 1933. Chuang Yi Hong Kong Consulting Company, Frank & Company Fox Limited, Victory Innovation Limited and I&B (HK) Company Limited are non-US persons as defined in Regulation S and the sale of the shares to them took place outside the United States of America. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

The fund obtained by the Company for the sale of the foregoing shares was for general working capital purposes.

ITEM 16.               EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation. (1)
3.2	Certificate of Amendment filed with the State of Nevada on April 6, 2011. (2)
3.3	Bylaws. (1)
4.1	Specimen Stock Certificate. (1)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP *
10.1	Business Office Lease (1)
10.2	English Translation of Loan Agreement, dated July 31, 2010, by and between Dalian CP Digital and Technology Co., Ltd. and Sino Daren Co. Ltd. (2)
10.3	English Translation of Tenancy Agreement, dated March 28, 2012, by and between Sino Daren Co. Ltd. and Mr. Chong Chun Cheong *
10.4	Virtual Office Service Agreement by and between Sino Daren Co. Ltd. and Servcorp*
10.5	Consulting Agreement, dated January 1, 2013, between the Company and Alex P.Y. Wong*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (in Exhibit 5.1)*
99.1	Subscription Agreement. (1)

*Filed herewith.

(1)Previously filed with the Registration Statement on Form S-1 (File No. 333- 174631) filed with the Securities and Exchange Commission on June 1, 2011.

(2) Previously filed with the Registration Statement on Form S-1/A (File No. 333-174631) filed with the Securities and Exchange Commission on December 14, 2011.

ITEM 17.               UNDERTAKINGS.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           include any additional or changed material information with respect to the plan of distribution.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (‘‘230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)           For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.            To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.            The undersigned Registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong, PRC, on this 27th  day of November, 2013.

SINO DAREN CO. LTD.

BY	/s/ Alex P. Y. Wong
Alex P.Y. Wong President, Chief Executive Officer, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Alex P.Y. Wong	Director, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Treasurer	November 27, 2013
Alex P.Y. Wong

/s/ Matthew Mecke	Secretary and director	November 27, 2013
Matthew Mecke